Filed Pursuant to Rule 433

Registration No. 333-180289

June 3, 2013

FREE WRITING PROSPECTUS

(To Prospectus dated March 22, 2012,

Prospectus Supplement dated March 22, 2012 and

Equity Index Underlying Supplement dated March 22, 2012 or

ETF Underlying Supplement dated March 22, 2012)

HSBC USA Inc.
Buffered Accelerated Market Participation
SecuritiesTM (“Buffered AMPS”)

}	This free writing prospectus relates to three separate offerings:

–	Buffered AMPSTM linked to the S&P 500® Index

–	Buffered AMPSTM linked to the Russell 2000® Index

–	Buffered AMPSTM linked to the iShares® MSCI EAFE Index Fund

}	24-month maturity

}	2x exposure to any positive return of the relevant reference asset, subject to a maximum return

}	Protection from the first 10% of any losses of the relevant reference asset

}	All payments on the securities are subject to the credit risk of HSBC USA Inc.

The Buffered Accelerated Market Participation SecuritiesTM (“Buffered AMPS” or, each a “security” and collectively the “securities") offered hereunder will not be listed on any U.S. securities exchange or automated quotation system. The securities will not bear interest.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or underlying supplements. Any representation to the contrary is a criminal offense. We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities. HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker-dealers or will offer the securities directly to investors. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-18 of this free writing prospectus.

Investment in the securities involves certain risks. You should refer to “Risk Factors” beginning on page FWP-8 of this document, page S-3 of the accompanying prospectus supplement and either page S-1 of the accompanying Equity Index Underlying Supplement or page S-2 of the accompanying ETF Underlying Supplement, as applicable.

The Estimated Initial Value of the securities at the time the terms of the securities are set is expected to be between $975 and $990 per security which will be less than the price to public. The market value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See "Estimated Initial Value" on page FWP-5 and "Risk Factors" beginning on page FWP-8 of this document for additional information.

	Price to Public	Underwriting Discount[1]	Proceeds to Issuer
Per security / Total linked to the SPX	$1,000 /
Per security / Total linked to the RTY	$1,000 /
Per security / Total linked to the EFA	$1,000 /

1HSBC USA Inc. or one of our affiliates may pay varying underwriting discounts of up to 0.50% and referral fees of up to 0.80% per $1,000 Principal Amount in connection with the distribution of the securities to other registered broker-dealers. In no case will the sum of the underwriting discounts and referral fees exceed 0.80% per $1,000 Principal Amount. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-18 of this free writing prospectus.

The Securities:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

HSBC USA Inc.

Buffered Accelerated Market Participation SecuritiesTM

(Buffered AMPS)

S&P 500® Index

Russell 2000® Index

iShares® MSCI EAFE Index Fund

This FWP relates to three separate offerings of Buffered AMPSTM by HSBC USA Inc., each linked to the performance of a different Reference Asset as indicated below.

Reference Asset	Market Exposure	Ticker	Maximum Cap[1]	CUSIP
S&P 500® Index (“SPX”)	large-cap U.S. equities	SPX	15% to 19%	40432XFW6
Russell 2000® Index (“RTY”)	small-cap U.S. equities	RTY	19% to 23%	40432XFX4
iShares® MSCI EAFE Index Fund (“EFA”)	global developed markets equities	EFA	18% to 22%	40432XFY2

1 Expected range. The actual Maximum Cap with respect to each offering will be determined on the Pricing Date.

Indicative Terms*

Principal Amount	$1,000 per security
Term	Approximately 24 months
Upside Participation Rate	200% (2x) exposure to any positive Reference Return, subject to the relevant Maximum Cap
Buffer Value	With respect to each offering, -10%
Payment at Maturity per security

If the relevant underlying Reference Return is greater than zero, you will receive the lesser of:

a) $1,000 + ($1,000 × Reference Return × Upside Participation Rate); and

b) $1,000 + ($1,000 × Maximum Cap).

If the relevant Reference Return is less than or equal to zero but greater than or equal to the Buffer Value:

$1,000 (zero return).

If the relevant Reference Return is less than the relevant Buffer Value:

$1,000 + ($1,000 × (Reference Return + 10%)). For example, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the Principal Amount, subject to the credit risk of HSBC. If the Reference Return is less than the relevant Buffer Value, you will lose up to 90% of your investment.

Reference Return	Final Value – Initial Value Initial Value
Initial Value	See page FWP-5
Final Value	See page FWP-5
Pricing Date	June 25, 2013
Trade Date	June 25, 2013
Original Issue Date	June 28, 2013
Final Valuation Date	June 25, 2015
Maturity Date	June 30, 2015

The Buffered AMPSTM

For investors who seek a particular Market Exposure and who believe the corresponding Reference Asset will appreciate over the term of the Buffered AMPS, the Buffered AMPS provide an opportunity for accelerated returns (subject to a Maximum Cap). If the Reference Return is below the Buffer Value, then the Buffered AMPS are subject to 1:1 exposure to any potential decline of the relevant Reference Asset beyond -10%.

If the relevant Reference Asset appreciates over the term of the securities, you will realize 200% (2x) of the relevant Reference Asset appreciation up to the relevant Maximum Cap. If the relevant Reference Asset declines, you will lose 1% of your investment for every 1% decline in the relevant Reference Asset beyond the -10% Buffer Value.

The offering period for the Buffered AMPS is through June 25, 2013

* As more fully described beginning on page FWP-4.

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Payoff Example

The table at right shows the hypothetical payout profile of an investment in the securities reflecting the 200% (2x) Upside Participation Rate and assuming a 15% Maximum Cap. The actual Maximum Cap with respect to your Buffered AMPS will be determined on the Pricing Date.

Information about each Reference Asset

S&P 500® Index	Russell 2000® Index

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of May 31, 2013 were: Information Technology, Financials, Health Care, Consumer Discretionary, and Energy.

The RTY is designed to track the performance of the small-capitalization segment of the U.S. equity market. It consists of the smallest 2,000 companies included in the Russell 3000® Index, which is composed of the 3,000 largest U.S. companies as determined by market capitalization.

The top 5 industry groups by market capitalization as of April 30, 2013 were: Financial Services, Consumer Discretionary, Producer Durables, Technology, and Health Care.

iShares® MSCI EAFE Index Fund
The EFA seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the European, Australasian, and Far Eastern markets, as measured by the MSCI EAFE® Index, which is the underlying index of the EFA. As of April 30, 2013, the MSCI EAFE Index consisted of the following 22 component country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

For further information on each Reference Asset, please see “Information Relating to the Securities Linked to the S&P 500® Index,” “Information Relating to the Securities Linked to the Russell 2000® Index,” or “Information Relating to the Securities Linked to the iShares® MSCI EAFE Index Fund,” as applicable, on page FWP-14, FWP-16, or FWP-17, as applicable, and “The S&P 500® Index,” “The Russell 2000® Index,” or “The iShares® MSCI EAFE Index Fund,” as applicable, in the accompanying Equity Index Underlying Supplement or ETF Underlying Supplement, as applicable. We have derived all disclosure regarding the Reference Assets from publicly available information. Neither HSBC USA Inc. nor any of its affiliates have undertaken any independent review of, or made any due diligence inquiry with respect to, the publicly available information about the Reference Assets.

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HSBC USA Inc.
Buffered Accelerated Market Participation SecuritiesTM (Buffered AMPS)

S&P 500® Index

Russell 2000® Index

iShares® MSCI EAFE Index Fund

This free writing prospectus relates to three offerings of Buffered Accelerated Market Participation Securities. Each of the three securities will have the respective terms described in this free writing prospectus and the accompanying prospectus supplement, prospectus and relevant underlying supplement. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or relevant underlying supplement, the terms described in this free writing prospectus shall control. You should be willing to forgo interest and dividend payments during the term of the securities and, if the relevant Reference Return is less than the Buffer Value, lose up to 90% of your principal.

This free writing prospectus relates to multiple offerings of securities, each linked to the performance of a specific index or index fund (each index or index fund, a “Reference Asset”). Each of the three securities will have a different Maximum Cap. The performance of each of the three securities does not depend on the performance of any of the other securities. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the relevant Reference Asset, as described below. The following key terms relate to the offerings of securities:

Issuer:	HSBC USA Inc.

Principal Amount:	$1,000 per security

Reference Asset:	The relevant underlying index or index fund, as indicated below

Reference Asset	Ticker	Upside Participation Rate	Maximum Cap[1]	CUSIP/ISIN

S&P 500® Index	SPX	200%	15% to 19%	40432XFW6/US40432XFW65

Russell 2000® Index	RTY	200%	19% to 23%	40432XFX4/US40432XFX49

iShares® MSCI EAFE Index Fund	EFA	200%	18% to 22%	40432XFY2/US40432XFY22

[1] Expected with respect to each offering of securities. The actual Maximum Cap for each offering of securities will be determined on the Pricing Date.

Trade Date:	June 25, 2013

Pricing Date:	June 25, 2013

Original Issue Date:	June 28, 2013

Final Valuation Date:	June 25, 2015, subject to adjustment as described under “Additional Terms of the Notes—Valuation Dates” in the relevant accompanying underlying supplement.

Maturity Date:	3 business days after the Final Valuation Date, and expected to be June 30, 2015. The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes—Coupon Payment Dates, Call Payment Dates and Maturity Date” in the relevant accompanying underlying supplement.

Payment at Maturity:	On the Maturity Date, for each security, we will pay you the Final Settlement Value.

Reference Return:	With respect to each Reference Asset, the quotient, expressed as a percentage, calculated as follows: Final Value – Initial Value Initial Value
Final Settlement Value:

If the relevant Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, equal to the lesser of:

(a) $1,000 + ($1,000 × Reference Return × Upside Participation Rate); and

(b) $1,000 + ($1,000 × Maximum Cap).

If the relevant Reference Return is less than or equal to zero but greater than or equal to the Buffer Value, you will receive $1,000 per $1,000 Principal Amount (zero return).

If the relevant Reference Return is less than the Buffer Value, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, calculated as follows:

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$1,000 + ($1,000 × (Reference Return + 10%)).

Under these circumstances, you will lose 1% of the Principal Amount of your securities for each percentage point that the Reference Return is below the Buffer Value. For example, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the Principal Amount, subject to the credit risk of HSBC. If the Reference Return is less than the Buffer Value, you will lose up to 90% of your investment.

Buffer Value:	With respect to each offering, -10%

Initial Value:	The Official Closing Value of the relevant Reference Asset on the Pricing Date.

Final Value:	With respect to each of the SPX and the RTY, the Official Closing Value of such Reference Asset on the Final Valuation Date. With respect to the EFA, the Official Closing Value of such Reference Asset on the Final Valuation Date, adjusted by the calculation agent as described under “Additional Terms of the Notes—Antidilution and Reorganization Adjustments” in the accompanying ETF Underlying Supplement.

Official Closing Value:	The closing level or closing price, as applicable, of the Reference Asset on any scheduled trading day as determined by the calculation agent based upon the value displayed on the relevant Bloomberg Professional® service page (with respect to the SPX, “SPX <INDEX>”, with respect to the RTY, “RTY <INDEX>”, and with respect to the EFA, “EFA UP <EQUITY>”), or, for each Reference Asset, any successor page on the Bloomberg Professional® service or any successor service, as applicable.

Form of Securities:	Book-Entry

Listing:	The securities will not be listed on any U.S. securities exchange or quotation system.

Estimated Initial Value:	The Estimated Initial Value of the securities will be less than the price you pay to purchase the securities. The Estimated Initial Value is determined by reference to our or our affiliates' internal pricing models and reflects the implied borrowing rate we pay to issue market-linked securities, which is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities, and the value of the embedded derivatives in the securities. The Estimated Initial Value for each offering of the securities will be calculated on the Pricing Date and will be set forth in the pricing supplement to which this free writing prospectus relates.

The Trade Date, the Pricing Date and the other dates set forth above are subject to change, and will be set forth in the final pricing supplement relating to the securities.

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GENERAL

This free writing prospectus relates to three separate offerings of securities, each linked to a different Reference Asset identified on the cover page. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to a single Reference Asset. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each offering of securities relates to a Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to such Reference Asset or any component security included in such Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated March 22, 2012, the prospectus supplement dated March 22, 2012 and either the Equity Index Underlying Supplement dated March 22, 2012 (for securities linked to the SPX or the RTY) or the ETF Underlying Supplement dated March 22, 2012 (for securities linked to the EFA), as applicable. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus, or relevant underlying supplement, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-8 of this free writing prospectus, page S-3 of the prospectus supplement and either page S-1 of the Equity Index Underlying Supplement or page S-2 of the ETF Underlying Supplement, as applicable, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and underlying supplements) with the SEC for the offerings to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and relevant underlying supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and these offerings. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in these offerings will arrange to send you the prospectus, prospectus supplement and relevant underlying supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003151/a2208335z424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003148/a2208395z424b2.htm

For securities linked to the SPX or the RTY:

}	The Equity Index Underlying Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420412016693/v306691_424b2.htm

For securities linked to the EFA:

}	The ETF Underlying Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420412016689/v306692_424b2.htm

We are using this free writing prospectus to solicit from you an offer to purchase the securities. You may revoke your offer to purchase the securities at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any material changes to the terms of the securities, we will notify you.

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PAYMENT AT MATURITY

On the Maturity Date, for each security you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If the relevant Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, equal to the lesser of:

(a) $1,000 + ($1,000 × Reference Return × Upside Participation Rate); and

(b) $1,000 + ($1,000 × Maximum Cap).

If the relevant Reference Return is less than or equal to zero but greater than or equal to the Buffer Value, you will receive $1,000 per $1,000 Principal Amount (zero return).

If the relevant Reference Return is less than the Buffer Value, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × (Reference Return + 10%)).

Under these circumstances, you will lose 1% of the Principal Amount of your securities for each percentage point that the Reference Return is below the Buffer Value. For example, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the Principal Amount, subject to the credit risk of HSBC. You should be aware that if the relevant Reference Return is less than the Buffer Value, you will lose up to 90% of your investment.

Interest

The securities will not pay interest.

Business Day

A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York.

Payment When Offices or Settlement Systems Are Closed

If any payment is due on the securities on a day that would otherwise be a “business day” but is a day on which the office of a paying agent or a settlement system is closed, we will make the payment on the next business day when that paying agent or system is open. Any such payment will be deemed to have been made on the original due date, and no additional payment will be made on account of the delay.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the securities.

Reference Sponsor and Reference Issuer

With respect to securities linked to the SPX, S&P Dow Jones Indices LLC, a subsidiary of The McGraw-Hill Companies, Inc., is the reference sponsor. With respect to securities linked to the RTY, the Russell Investment Group is the reference sponsor. With respect to securities linked to the EFA, iShares, Inc. is the reference issuer.

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INVESTOR SUITABILITY

The securities may be suitable for you if:	The securities may not be suitable for you if:

} You seek an investment with an enhanced return linked to the potential positive performance of the relevant Reference Asset and you believe the value of such Reference Asset will increase over the term of the securities.

} You are willing to invest in the securities based on the Maximum Cap indicated herein with respect to that security offering, which may limit your return at maturity. The actual Maximum Cap for each offering of securities will be determined on the Pricing Date.

} You are willing to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the relevant Reference Return is less than -10%.

} You are willing to accept the risk and return profile of the securities versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

} You are willing to forego dividends or other distributions paid to holders of the stocks comprising the relevant Reference Asset, or the Reference Asset itself, as applicable.

}  You do not seek current income from your investment.

} You do not seek an investment for which there is an active secondary market.

}  You are willing to hold the securities to maturity.

} You are comfortable with the creditworthiness of HSBC, as Issuer of the securities.

} You believe the relevant Reference Return will be negative on the Final Valuation Date or that the relevant Reference Return will not be sufficiently positive to provide you with your desired return.

} You are unwilling to invest in the securities based on the Maximum Cap indicated herein with respect to that security offering, which may limit your return at maturity. The actual Maximum Cap for each offering of securities will be determined on the Pricing Date.

} You are unwilling to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the relevant Reference Return is less than -10%.

}  You seek an investment that provides full return of principal.

} You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

} You prefer to receive the dividends or other distributions paid on the stocks comprising the relevant Reference Asset, or the Reference Asset itself, as applicable.

}  You seek current income from your investment.

} You seek an investment for which there will be an active secondary market.

}  You are unable or unwilling to hold the securities to maturity.

}  You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 in the accompanying prospectus supplement and either page S-1 of the Equity Index Underlying Supplement or page S-2 of the ETF Underlying Supplement, as applicable. Investing in the securities is not equivalent to investing directly in any of the stocks comprising the relevant Reference Asset or the Reference Asset itself, as applicable. You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying prospectus supplement, prospectus and relevant underlying supplement.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and relevant underlying supplement including the explanation of risks relating to the securities described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;

If your securities are linked to the SPX or RTY:

}	“— General Risks Related to Indices” in the Equity Index Underlying Supplement;

If your securities are linked to the EFA:

}	“— General Risks Related to Index Funds” in the ETF Underlying Supplement;

}	“— Securities Prices Generally Are Subject to Political, Economic, Financial, and Social Factors that Apply to the Markets in which They Trade and, to a Lesser Extent, Foreign Markets” in the ETF Underlying Supplement;

}	“— Time Differences Between the Domestic and Foreign Markets and New York City May Create Discrepancies in the Trading Level or Price of the Notes” in the ETF Underlying Supplement; and

}	“— Even If Our or Our Affiliates’ Securities Are Held by an Index Fund, We or Our Affiliates Will Not Have Any Obligation to Consider Your Interests” in the ETF Underlying Supplement.

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You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the securities may result in a loss.

You will be exposed to the decline in the Final Value from the Initial Value beyond the Buffer Value of -10%. Accordingly, if the relevant Reference Return is less than -10%, your Payment at Maturity will be less than the Principal Amount of your securities. You will lose up to 90% of your investment at maturity if the relevant Reference Return is less than the Buffer Value.

The appreciation on the securities is limited by the relevant Maximum Cap.

You will not participate in any appreciation in the value of the relevant Reference Asset (as multiplied by the Upside Participation Rate) beyond the relevant Maximum Cap. The Maximum Cap (to be determined on the Pricing Date) will be between 15% and 19% with respect to the securities linked to the SPX, will be between 19% and 23% with respect to the securities linked to the RTY, and will be between 18% and 22% with respect to the securities linked to the EFA. You will not receive a return on the securities greater than the relevant Maximum Cap.

Credit risk of HSBC USA Inc.

The securities are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

The securities will not bear interest.

As a holder of the securities, you will not receive interest payments.

Changes that affect the relevant Reference Asset will affect the market value of the securities and the amount you will receive at maturity.

The policies of the reference sponsor or reference issuer of the relevant Reference Asset concerning additions, deletions and substitutions of the constituents comprising such Reference Asset and the manner in which the reference sponsor or reference issuer takes account of certain changes affecting those constituents included in such Reference Asset may affect the value of such Reference Asset. The policies of the reference sponsor or reference issuer with respect to the calculation of the relevant Reference Asset could also affect the value of such Reference Asset. The reference sponsor or reference issuer may discontinue or suspend calculation or dissemination of its relevant Reference Asset. Any such actions could affect the value of the securities.

The securities are not insured or guaranteed by any governmental agency of the United States or any other jurisdiction.

The securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the securities.

The Estimated Initial Value of the securities, which will be determined by us at the time the terms of the securities are set, will be less than the price to public and may differ from the market value of the securities in the secondary market, if any.

The Estimated Initial Value of the securities will be calculated by us at the time the terms of the securities are set. We will determine the Estimated Initial Value by reference to our or our affiliates' internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the securities that are different from our Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value will reflect the implied borrowing rate we use to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the securities. The implied borrowing rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our implied borrowing rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the Estimated Initial Value of the securities may be lower if it were based on the levels at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the securities to be more favorable to you. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market (if any exists) at any time.

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The price of your securities in the secondary market, if any, immediately after the Pricing Date will be less than the price to public.

The price to public takes into account certain costs. These costs, which will be used or retained by us or one of our affiliates, will include our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the securities, the costs associated with hedging our obligations under the securities, the underwriting discount and the costs associated with issuing the securities (such as costs associated with creating and documenting the securities). If you were to sell your securities in the secondary market, if any, the price you would receive for your securities may be less than the price you paid for them. The price of your securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the value of the relevantReference Asset and changes in market conditions, and cannot be predicted with accuracy. The securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the securities to maturity. Any sale of the securities prior to maturity could result in a loss to you.

If we were to repurchase your securities immediately after the Original Issue Date, the price you receive may be higher than the Estimated Initial Value of the securities.

Although not obligated to do so, for a predetermined period of time after the Original Issue Date, if we were to buy back your securities, the purchase price you would receive (and which may be shown on your customer account statements) is expected to exceed the Estimated Initial Value, assuming all other market conditions remain the same. This pricing differential is only temporary and the excess amount is expected to decline on an approximate straight line basis to zero over a period of approximately three months from the Original Issue Date. The length of this period is generally dictated by market conditions. Thereafter, if you are able to sell your securities, the price you would receive would be based on the market value of the securities at that time, which would take into account factors including, but not limited to, then-prevailing market conditions, the relevant Reference Asset, our creditworthiness and transaction costs.

The securities lack liquidity.

The securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the securities.

Potential conflicts of interest may exist.

HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

The amount payable on the securities is not linked to the value of relevant Reference Asset at any time other than on the Final Valuation Date.

The Final Value will be based on the Official Closing Value of the Reference Asset on the Final Valuation Date, subject to postponement for non-trading days and certain market disruption events. Even if the value of the Reference Asset appreciates prior to the Final Valuation Date but then decreases on the Final Valuation Date to a value that is less than the Initial Value, the Payment at Maturity will be less, and may be significantly less, than it would have been had the Payment at Maturity been linked to the value of the Reference Asset prior to such decrease. Although the actual value of the Reference Asset on the stated Maturity Date or at other times during the term of the securities may be higher than the Final Value, the Payment at Maturity will be based solely on the Official Closing Value of the Reference Asset on the Final Valuation Date.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

Small-capitalization risk.

The RTY tracks companies that may be considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the respective index level may be more volatile than an investment in stocks issued by larger companies. Stock prices of small-capitalization companies may also be more vulnerable than those of larger companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded, making it difficult for the RTY to track them. In addition, small-capitalization companies are often less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. These companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and competitive strengths than large-capitalization companies, and are more susceptible to adverse developments related to their products.

FWP-10

Risks associated with non-U.S. companies.

The values of the EFA depends upon the stocks of non-U.S. companies, and thus involve risks associated with the home countries of those non-U.S. companies. The prices of these non-U.S. stocks may be affected by political, economic, financial and social factors in the home country of each applicable company, including changes in that country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of the securities. These foreign securities may have less liquidity and could be more volatile than many of the securities traded in U.S. or other securities markets. Direct or indirect government intervention to stabilize the relevant foreign securities markets, as well as cross shareholdings in foreign companies, may affect trading levels or prices and volumes in those markets. The other special risks associated with foreign securities may include, but are not limited to: less liquidity and smaller market capitalizations; less rigorous regulation of securities markets; different accounting and disclosure standards; governmental interference; currency fluctuations; higher inflation; and social, economic and political uncertainties. These factors may adversely affect the performance of the EFA and, as a result, the value of the securities.

The securities will not be adjusted for changes in exchange rates.

Although the equity securities held by the EFA are traded in currencies other than U.S. dollars, and your securities are denominated in U.S. dollars, the amount payable on your securities at maturity, if any, will not be adjusted for changes in the exchange rates between the U.S. dollar and the currencies in which these non-U.S. equity securities are denominated. Changes in exchange rates, however, may also reflect changes in the applicable non-U.S. economies that in turn may affect the value of the EFA, and therefore your securities. The amount we pay in respect of your securities on the maturity date, if any, will be determined solely in accordance with the procedures described in this free writing prospectus.

FWP-11

ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the value of the relevant Reference Asset relative to its Initial Value. We cannot predict the Final Value of the relevant Reference Asset. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. You should not take this illustration or these examples as an indication or assurance of the expected performance of the relevant Reference Asset to which your securities are linked or the return on your securities. With respect to the securities, the Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Payment at Maturity on a $1,000 investment in the securities for a hypothetical range of Reference Returns from -100% to +100%. The following results are based solely on the assumptions outlined below. The “Hypothetical Return on the Securities” as used below is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount to $1,000. The potential returns described here assume that your securities are held to maturity. You should consider carefully whether the securities are suitable to your investment goals. The following table and examples assume the following:

}	Principal Amount:	$1,000

}	Upside Participation Rate:	200%

}	Hypothetical Maximum Cap:	15% (The actual Maximum Cap for each offering of securities will be determined on the Pricing Date and with respect to the securities linked to the SPX will be between 15% and 19%, with respect to the securities linked to the RTY will be between 19% and 23%, and with respect to the securities linked to the EFA will be between 18% and 22%).

Hypothetical Reference Return	Hypothetical Payment at Maturity	Hypothetical Return on the Securities
100.00%	$1,150.00	15.00%
80.00%	$1,150.00	15.00%
60.00%	$1,150.00	15.00%
40.00%	$1,150.00	15.00%
20.00%	$1,150.00	15.00%
15.00%	$1,150.00	15.00%
10.00%	$1,150.00	15.00%
7.50%	$1,150.00	15.00%
2.00%	$1,040.00	4.00%
1.00%	$1,020.00	2.00%
0.00%	$1,000.00	0.00%
-1.00%	$1,000.00	0.00%
-2.00%	$1,000.00	0.00%
-5.00%	$1,000.00	0.00%
-10.00%	$1,000.00	0.00%
-15.00%	$950.00	-5.00%
-20.00%	$900.00	-10.00%
-30.00%	$800.00	-20.00%
-40.00%	$700.00	-30.00%
-60.00%	$500.00	-50.00%
-80.00%	$300.00	-70.00%
-100.00%	$100.00	-90.00%

FWP-12

The following examples indicate how the Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the securities.

Example 1: The relevant Reference Return is 2.00%.

Reference Return:	2.00%
Final Settlement Value:	$1,040.00

Because the relevant Reference Return is positive, and such Reference Return multiplied by the Upside Participation Rate is less than the hypothetical Maximum Cap, the Final Settlement Value would be $1,040.00 per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate)

= $1,000 + ($1,000 × 2.00% × 200%)

= $1,040.00

Example 1 shows that you will receive the return of your principal investment plus a return equal to the relevant Reference Return multiplied by 200% when such Reference Return is positive and, as multiplied by the Upside Participation Rate, equal to or less than the relevant Maximum Cap.

Example 2: The relevant Reference Return is 20.00%.

Reference Return:	20.00%
Final Settlement Value:	$1,150.00

Because the relevant Reference Return is positive, and such Reference Return multiplied by the Upside Participation Rate is greater than the hypothetical Maximum Cap, the Final Settlement Value would be $1,150.00 per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × Maximum Cap)

= $1,000 + ($1,000 × 15.00%)

= $1,150.00

Example 2 shows that you will receive the return of your principal investment plus a return equal to the Maximum Cap when the relevant Reference Return is positive and such Reference Return multiplied by 200% exceeds the relevant Maximum Cap.

Example 3: The relevant Reference Return is -5.00%.

Reference Return:	-5.00%
Final Settlement Value:	$1,000.00

Because the relevant Reference Return is less than zero but greater than the Buffer Value of -10%, the Final Settlement Value would be $1,000.00 per $1,000 Principal Amount (a zero return).

Example 3 shows that you will receive the return of your principal investment where the value of the relevant Reference Asset declines by no more than 10% over the term of the securities.

Example 4: The relevant Reference Return is -30.00%.

Reference Return:	-30.00%
Final Settlement Value:	$800.00

Because the relevant Reference Return is less than the Buffer Value of -10%, the Final Settlement Value would be $800.00 per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × (Reference Return + 10%))

= $1,000 + ($1,000 × (-30.00% + 10%))

= $800.00

Example 4 shows that you are exposed on a 1-to-1 basis to declines in the value of the Reference Asset beyond the Buffer Value of -10%. YOU MAY LOSE UP TO 90% OF THE PRINCIPAL AMOUNT OF YOUR SECURITIES.

FWP-13

INFORMATION RELATING TO THE SECURITIES LINKED TO THE S&P 500® INDEX

The disclosure relating to the SPX contained below relates only to the offering of securities linked to the SPX.

Description of the SPX

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of May 31, 2013 were: Information Technology, Financials, Health Care, Consumer Discretionary and Energy.

In September 2012, S&P Dow Jones Indices LLC updated its index methodology so that, subject to several exceptions, shareholdings by specified types of insiders that represent more than 5% of the outstanding shares of a security are removed from the float for purposes of calculating the SPX.

For more information about the SPX, see “The S&P 500® Index” beginning on page S-6 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the SPX

The following graph sets forth the historical performance of the SPX based on the daily historical closing levels from May 31, 2008 through May 31, 2013. The closing level for the SPX on May 31, 2013 was 1,630.74. We obtained the closing levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical levels of the SPX should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the SPX on the Final Valuation Date.

License Agreement

Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC.  “Standard & Poor’s®,” “S&P 500®” and “S&P®” are trademarks of S&P and have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by HSBC.  The S&P 500® Index (the “Index”) is a product of S&P Dow Jones Indices LLC, and has been licensed for use by HSBC.

The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”).  S&P Dow Jones Indices makes no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Index to track general market performance.  S&P Dow Jones Indices’ only relationship to HSBC with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices.  The Index is determined, composed and calculated by S&P Dow Jones Indices without regard to HSBC or the securities.  S&P Dow Jones Indices has no obligation to take the needs of HSBC or the holders of the securities into consideration in determining, composing or calculating the Index.  S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash.  S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the Index will accurately track index performance or provide positive investment returns.  S&P Dow Jones Indices LLC is not an investment advisor.  Inclusion of a security within the Index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.   Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the securities currently being issued by HSBC, but which may be similar to and competitive with the securities.  In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Index.  It is possible that this trading activity will affect the value of the Index and the securities.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT

FWP-14

LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN.  S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY HSBC, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND HSBC, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

FWP-15

INFORMATION RELATING TO THE SECURITIES LINKED TO THE RUSSELL 2000® INDEX

The disclosure relating to the RTY contained below relates only to the offering of securities linked to the RTY.

Description of the RTY

The RTY is designed to track the performance of the small capitalization segment of the United States equity market. All 2,000 stocks are traded on the New York Stock Exchange or NASDAQ, and the RTY consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest United States companies as determined by market capitalization and represents approximately 98% of the United States equity market.

The top 5 industry groups by market capitalization as of April 30, 2013 were: Financial Services, Consumer Discretionary, Producer Durables, Technology, and Health Care.

For more information about the RTY, see “The Russell 2000® Index” beginning on page S-21 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the RTY

The following graph sets forth the historical performance of the RTY based on the daily historical closing levels from May 31, 2008 through May 31, 2013. The closing level for the RTY on May 31, 2013 was 984.14. We obtained the closing levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical levels of the RTY should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the RTY on the Final Valuation Date.

FWP-16

INFORMATION RELATING TO THE SECURITIES LINKED TO THE iShares® MSCI EAFE Index Fund

The disclosure relating to the EFA contained below relates only to the offering of securities linked to the EFA.

Description of the EFA

The EFA seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the European, Australasian, and Far Eastern markets, as measured by the MSCI EAFE® Index, which is the underlying index of the EFA. As of April 30, 2013, the MSCI EAFE Index consisted of the following 22 component country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

For more information about the EFA, see “The iShares® MSCI EAFE Index Fund” beginning on page S-24 of the accompanying ETF Underlying Supplement.

Historical Performance of the EFA

The following graph sets forth the historical performance of the EFA based on the daily historical closing prices from May 31, 2008 through May 31, 2013. The closing price for the EFA on May 31, 2013 was $60.08. We obtained the closing prices below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical prices of the EFA should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the EFA on the Final Valuation Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2008	3/31/2008	$79.22	$65.63	$71.90
4/1/2008	6/30/2008	$78.76	$68.06	$68.70
7/1/2008	9/30/2008	$68.39	$52.36	$56.30
10/1/2008	12/31/2008	$56.42	$35.53	$44.87
1/2/2009	3/31/2009	$45.61	$31.56	$37.59
4/1/2009	6/30/2009	$49.18	$37.28	$45.81
7/1/2009	9/30/2009	$56.31	$43.49	$54.70
10/1/2009	12/31/2009	$57.66	$52.42	$55.30
1/4/2010	3/31/2010	$58.00	$49.94	$56.00
4/1/2010	6/30/2010	$58.08	$45.86	$46.51
7/1/2010	9/30/2010	$55.81	$46.45	$54.92
10/1/2010	12/31/2010	$59.50	$53.85	$58.23
1/3/2011	3/31/2011	$61.98	$54.69	$60.09
4/1/2011	6/30/2011	$64.35	$56.71	$60.14
7/1/2011	9/30/2011	$60.86	$46.09	$47.75
10/3/2011	12/30/2011	$55.86	$45.46	$49.53
1/3/2012	3/30/2012	$55.91	$48.99	$54.90
4/2/2012	6/29/2012	$55.68	$46.55	$49.96
7/2/2012	9/28/2012	$55.57	$47.30	$53.00
10/1/2012	12/31/2012	$56.88	$51.63	$56.82
1/1/2013	3/29/2013	$59.99	$56.69	$58.98
4/1/2013*	5/31/2013*	$64.13	$58.10	$60.08

* This free writing prospectus includes information for the second calendar quarter of 2013 for the period from April 1, 2013 through May 31, 2013. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2013.

FWP-17

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the securities from HSBC at the price to public less the underwriting discount set forth on the cover page of the pricing supplement to which this free writing prospectus relates, for distribution to other registered broker-dealers, or will offer the securities directly to investors. HSBC Securities (USA) Inc. proposes to offer the securities at the price to public set forth on the cover page of this free writing prospectus. HSBC USA Inc. or one of our affiliates may pay varying underwriting discounts of up to 0.50% and referral fees of up to 0.80% per $1,000 Principal Amount in connection with the distribution of the securities to other registered broker-dealers. In no case will the sum of the underwriting discounts and referral fees exceed 0.80% per $1,000 Principal Amount.

An affiliate of HSBC has paid or may pay in the future an amount to broker-dealers in connection with the costs of the continuing implementation of systems to support the securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-49 in the prospectus supplement.

FWP-18

U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a pre-paid executory contract with respect to the relevant Reference Asset. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Morrison & Foerster LLP, it is reasonable to treat a security as a pre-paid executory contract with respect to the relevant Reference Asset. Pursuant to this approach and subject to the discussion below regarding “constructive ownership transactions”, we do not intend to report any income or gain with respect to the securities prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the security for more than one year at such time for U.S. federal income tax purposes.

Despite the foregoing, U.S. holders (as defined under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement) should be aware that the Internal Revenue Code of 1986, as amended (the “Code”), contains a provision, Section 1260 of the Code, which sets forth rules which are applicable to what it refers to as “constructive ownership transactions.” Due to the manner in which it is drafted, the precise applicability of Section 1260 of the Code to any particular transaction is often uncertain. In general, a “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such as shares of the EFA (the “Underlying Shares”)). Under the “constructive ownership” rules, if an investment in the securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of a security will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder determined as if the U.S. holder had acquired the Underlying Shares on the original issue date of the security at fair market value and sold them at fair market value on the Maturity Date (if the security was held until the Maturity Date) or on the date of sale or exchange of the security (if the security was sold or exchanged prior to the Maturity Date) (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the security (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the security).

Although the matter is not clear, there exists a risk that an investment in the securities linked to the EFA will be treated as a “constructive ownership transaction.” If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a security linked to the EFA will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of each security linked to the EFA will equal the excess of (i) any long-term capital gain recognized by the U.S. holder in respect of such a security over (ii) the “net underlying long-term capital gain” such U.S. holder would have had if such U.S. holder had acquired a number of the Underlying Shares at fair market value on the original issue date of such security for an amount equal to the “issue price” of the security and, upon the date of sale, exchange or maturity of the security, sold such Underlying Shares at fair market value (which would reflect the percentage increase in the value of the Underlying Shares over the term of the security). Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

We will not attempt to ascertain whether any of the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, is or becomes a PFIC or a USRPHC.

Withholding and reporting requirements under the legislation enacted on March 18, 2010 (as discussed beginning on page S-48 of the prospectus supplement) will generally apply to payments made after December 31, 2013. However, this withholding tax will not be imposed on payments pursuant to obligations outstanding on January 1, 2014. Additionally, withholding due to any payment being treated as a “dividend equivalent” (as discussed beginning on page S-47 of the prospectus supplement) will begin no earlier than January 1, 2014. Holders are urged to consult with their own tax advisors regarding the possible implications of this recently enacted legislation on their investment in the securities.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-19

TABLE OF CONTENTS

You should only rely on the information contained in this free writing prospectus, any accompanying underlying supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, any accompanying underlying supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This free writing prospectus, any accompanying underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this free writing prospectus, any accompanying underlying supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$    Buffered Accelerated Market
Participation Securities Linked to
the S&P 500® Index

$    Buffered Accelerated Market
Participation Securities Linked to
the Russell 2000® Index

$    Buffered Accelerated Market
Participation Securities Linked to
the iShares® MSCI EAFE Index
Fund

June 3, 2013

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-6
Payment at Maturity	FWP-7
Investor Suitability	FWP-8
Risk Factors	FWP-8
Illustrative Examples	FWP-12
Information Relating to the Securities Linked to the S&P 500® Index	FWP-14
Information Relating to the Securities Linked to the Russell 2000® Index	FWP-16
Information Relating to the Securities Linked to the iShares® MSCI EAFE Index Fund	FWP-17
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-18
U.S. Federal Income Tax Considerations	FWP-19

Equity Index Underlying Supplement
Risk Factors	S-1
The S&P 500® Index	S-6
The S&P 100® Index	S-10
The S&P MidCap 400® Index	S-14
The S&P 500 Low Volatility Index	S-18
The Russell 2000® Index	S-21
The Dow Jones Industrial AverageSM	S-25
The Hang Seng China Enterprises Index®	S-27
The Hang Seng® Index	S-30
The Korea Stock Price Index 200	S-33
MSCI Indices	S-36
The EURO STOXX 50® Index	S-40
The PHLX Housing SectorSM Index	S-42
The TOPIX® Index	S-46
The NASDAQ-100 Index®	S-49
S&P BRIC 40 Index	S-53
The Nikkei 225 Index	S-56
The FTSE™ 100 Index	S-58
Other Components	S-60
Additional Terms of the Notes	S-60

ETF Underlying Supplement
Risk Factors	S-2
Reference Sponsors	S-8
The SPDR® Dow Jones Industrial AverageSM ETF Trust	S-8
The POWERSHARES QQQ TRUSTSM, SERIES 1	S-11
The iShares® MSCI Mexico Investable Market Index Fund	S-15
The iShares® MSCI Brazil Index Fund	S-18
The iShares® MSCI Emerging Markets Index Fund	S-21
The iShares® MSCI EAFE Index Fund	S-24
The SPDR S&P 500 ETF Trust	S-26
The Market Vectors Gold Miners ETF	S-30
The iShares® Dow Jones U.S. Real Estate Index Fund	S-33
The iShares® FTSE China 25 Index Fund	S-36
The iShares® S&P Latin America 40 Index Fund	S-39
The Financial Select Sector SPDR® Fund	S-42
The iShares® Dow Jones Transportation Average Index Fund	S-45
The Energy Select SPDR® Fund	S-47
The Health Care Select SPDR® Fund	S-50
Other Components	S-52
Additional Terms of the Notes	S-52

Prospectus Supplement
Risk Factors	S-3
Risks Relating to Our Business	S-3
Risks Relating to All Note Issuances	S-3
Pricing Supplement	S-7
Description of Notes	S-8
Use of Proceeds and Hedging	S-30
Certain ERISA Considerations	S-30
U.S. Federal Income Tax Considerations	S-32
Supplemental Plan of Distribution (Conflicts of Interest)	S-49

Prospectus
About this Prospectus	1
Risk Factors	1
Where You Can Find More Information	1
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	3
Description of Preferred Stock	15
Description of Warrants	21
Description of Purchase Contracts	25
Description of Units	28
Book-Entry Procedures	30
Limitations on Issuances in Bearer Form	35
U.S. Federal Income Tax Considerations Relating to Debt Securities	35
Plan of Distribution (Conflicts of Interest)	51
Notice to Canadian Investors	53
Notice to EEA Investors	58
Certain ERISA Matters	59
Legal Opinions	60
Experts	60